EXHIBIT 23.1








                        [PRICE WATERHOUSE]



The Board of Directors
BankUnited Financial Corporation

We consent to the incorporation herein by reference in this Registration Statement on Form S-8 of our report dated October 27, 1995 appearing on Page F-2 of BankUnited Financial Corporation's Annual Report on Form 10-K/A for the year ended Septembet 30, 1995.



Miami, Florida
November 14, 1996